UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2013

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On June 3, 2013, Inland Real Estate Corporation, (“we” or the “Company”) completed the acquisition of the 50 percent ownership interest of New York State Teachers’ Retirement System (“NYSTRS”) in the parties’ IN Retail Fund, L.L.C. (“IN Retail”) joint venture entity. IN Retail owns 13 shopping centers, aggregating approximately 2.3 million square feet of gross leasable area.  The Company now owns 100 percent of the outstanding membership interests in IN Retail, and the assets, liabilities and results of operations of IN Retail will be included in the Company’s consolidated financial statements from the date of acquisition.  We acquired the 50% interest of NYSTRS in IN Retail for approximately $121.1 million in cash.  We funded the acquisition utilizing $91.6 million received from our recently completed sale of nine million shares of common stock, cash on hand and funds received from a draw on our $175 million line of credit facility.  The Company previously announced its entry into the agreement to acquire the NYSTRS interest and provided information regarding the transaction under Items 1.01 and 2.03 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2013, which information is incorporated into this Item 2.01 disclosure by reference.  The Company previously provided information regarding the properties owned by IN Retail in a news release dated May 28, 2013, that was furnished as exhibit 99.1 to the aforementioned Form 8-K filed on May 28, 2013, which information is incorporated by reference into this Item 2.01 disclosure by reference.

Item 9.01   Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

The separate consolidated financial statements of IN Retail Fund, L.L.C., as of December 2012 and 2011, and for each of the years in the three year period ended December 31, 2012, including the Independent Auditors’ Report on the consolidated financial statements of IN Retail Fund, L.L.C. as of and for the year ended December 31, 2012, and notes thereto, as required under Rule 3-09 of Regulation S-X,  were previously filed with the SEC on March 29, 2013, as exhibit 99.2 to Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

We will file with the SEC any additional required financial statements under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)       Pro forma financial information.

We will file with the SEC any required pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(d)       Exhibits.

99.1	News release of Inland Real Estate Corporation dated June 3, 2013, announcing the closing of the acquisition of the interests in IN Retail Fund, L.L.C.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K (including documents incorporated herein by reference, if any) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them.  Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2013, and  as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC.  Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this report to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: June 7, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

99.1	News release of Inland Real Estate Corporation dated June 3, 2013, announcing the closing of the acquisition of the interests in IN Retail Fund, L.L.C.